AMENDMENT NO. 33

TO

MASTER INVESTMENT ADVISORY AGREEMENT

This Amendment dated as of October 28, 2016, amends the Master Investment Advisory Agreement (the “Agreement”), dated September 11, 2000, between AIM Investment Funds (Invesco Investment Funds), a Delaware statutory trust, and Invesco Advisers, Inc., a Delaware corporation.

W I T N E S S E T H :

WHEREAS, the Trust desires to amend the Agreement to remove Invesco Unconstrained Bond Fund and Invesco Strategic Income Fund;

NOW, THEREFORE, the parties agree as follows;

1.	Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

“APPENDIX A

FUNDS AND EFFECTIVE DATES

Name of Fund	Effective Date of Advisory Agreement

Invesco All Cap Market Neutral Fund	December 16, 2013

Invesco Balanced-Risk Allocation Fund	May 29, 2009

Invesco Balanced-Risk Commodity Strategy Fund	November 29, 2010

Invesco Greater China Fund	March 31, 2006

Invesco Developing Markets Fund	September 1, 2001

Invesco Emerging Markets Flexible Bond Fund	June 14, 2010

Invesco Emerging Markets Equity Fund	May 31, 2011

Invesco Endeavor Fund	November 3, 2003

Invesco Global Health Care Fund	September 1, 2001

Invesco Global Infrastructure Fund	April 22, 2014

Invesco Global Market Neutral Fund	December 16, 2013

Invesco Global Targeted Returns Fund	December 16, 2013

Invesco International Total Return Fund	March 31, 2006

Invesco Long/Short Equity Fund	December 16, 2013

Invesco Low Volatility Emerging Markets Fund	December 16, 2013

Invesco Macro Allocation Strategy Fund	September 25, 2012

Invesco Macro International Equity Fund	December 16, 2013

Invesco Macro Long/Short Fund	December 16, 2013

Invesco MLP Fund	April 22, 2014

Invesco Multi-Asset Income Fund	December 14, 2011

Invesco Pacific Growth Fund	February 12, 2010

Invesco Select Companies Fund	November 3, 2003

APPENDIX B

COMPENSATION TO THE ADVISOR

The Trust shall pay the Adviser, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

Invesco All Cap Market Neutral Fund

Invesco Global Market Neutral Fund

Invesco Long/Short Equity Fund

Invesco Macro Long/Short Fund

Net Assets	Annual Rate
First $10 billion	1.25%
Over $10 billion	1.15%

Invesco Balanced-Risk Allocation Fund

Net Assets	Annual Rate*
First $250 million	0.95%
Next $250 million	0.925%
Next $500 million	0.90%
Next $1.5 billion	0.875%
Next $2.5 billion	0.85%
Next $2.5 billion	0.825%
Next $2.5 billion	0.80%
Over $10 billion	0.775%

*	To the extent Invesco Balanced-Risk Allocation Fund invests its assets in Invesco Cayman Commodity Fund I Ltd., a direct wholly-owned subsidiary of Invesco Balanced-Risk Allocation Fund, the Adviser shall not collect the portion of the advisory fee that the Adviser would otherwise be entitled to collect from Invesco Balanced-Risk Allocation Fund, in an amount equal to 100% of the advisory fee that the Adviser receives from Invesco Cayman Commodity Fund I Ltd.

Invesco Balanced-Risk Commodity Strategy Fund

Net Assets	Annual Rate*
First $250 million	1.050%
Next $250 million	1.025%
Next $500 million	1.000%
Next $1.5 billion	0.975%
Next $2.5 billion	0.950%
Next $2.5 billion	0.925%
Next $2.5 billion	0.900%
Over $10 billion	0.875%

*	To the extent Invesco Balanced-Risk Commodity Strategy Fund invests its assets in Invesco Cayman Commodity Fund III Ltd., a direct wholly-owned subsidiary of Invesco Balanced-Risk Commodity Strategy Fund, the Adviser shall not collect the portion of the advisory fee that the Adviser would otherwise be entitled to collect from Invesco Balanced-Risk Commodity Strategy Fund, in an amount equal to 100% of the advisory fee that the Adviser receives from Invesco Cayman Commodity Fund III Ltd.

Invesco Greater China Fund

Invesco Developing Markets Fund

Invesco Emerging Markets Equity Fund

Invesco Low Volatility Emerging Markets Fund

Invesco Macro International Equity Fund

Net Assets	Annual Rate
First $250 million	0.935%
Next $250 million	0.91%
Next $500 million	0.885%
Next $1.5 billion	0.86%
Next $2.5 billion	0.835%
Next $2.5 billion	0.81%
Next $2.5 billion	0.785%
Over $10 billion	0.76%

Invesco Emerging Markets Flexible Bond Fund

Net Assets	Annual Rate
First $500 million	0.75%
Next $500 million	0.70%
Next $500 million	0.67%
Over $1.5 billion	0.65%

Invesco Global Health Care Fund

Net Assets	Annual Rate
First $350 million	0.75%
Next $350 million	0.65%
Next $1.3 billion	0.55%
Next $2 billion	0.45%
Next $2 billion	0.40%
Next $2 billion	0.375%
Over $8 billion	0.35%

Invesco Global Infrastructure Fund

Net Assets	Annual Rate
First $2.5 billion	0.840%
Next $2 billion	0.800%
Next $3.5 billion	0.785%
Over $8 billion	0.770%

Invesco Macro Allocation Strategy Fund

Invesco Global Targeted Returns Fund

Net Assets	Annual Rate*
First $10 billion	1.500%
Over $10 billion	1.250%

*	To the extent Invesco Global Markets Strategy Fund invests its assets in Invesco Cayman Commodity Fund V Ltd., a direct wholly-owned subsidiary of Invesco Global Markets Strategy Fund, the Adviser shall not collect the portion of the advisory fee that the Adviser would otherwise be entitled to collect from Invesco Global Markets Strategy Fund, in an amount equal to 100% of the advisory fee that the Adviser receives from Invesco Cayman Commodity Fund V Ltd.

Invesco International Total Return Fund

Net Assets	Annual Rate
First $250 million	0.65%
Next $250 million	0.59%
Next $500 million	0.565%
Next $1.5 billion	0.54%
Next $2.5 billion	0.515%
Next $5 billion	0.49%
Over $10 billion	0.465%

Invesco MLP Fund

Net Assets	Annual Rate
First $1 billion	1.00%
Next $1.5 billion	0.95%
Next $2 billion	0.93%
Next $3.5 billion	0.91%
Over $8 billion	0.90%

Invesco Endeavor Fund

Invesco Select Companies Fund

Net Assets	Annual Rate
First $250 million	0.745%
Next $250 million	0.73%
Next $500 million	0.715%
Next $1.5 billion	0.70%
Next $2.5 billion	0.685%
Next $2.5 billion	0.67%
Next $2.5 billion	0.655%
Over $10 billion	0.64%

Invesco Pacific Growth Fund

Net Assets	Annual Rate
First $1 billion	0.87%
Next $1 billion	0.82%
Over $2 billion	0.77%

Invesco Multi-Asset Income Fund

Net Assets	Annual Rate
First $500 million	0.650%
Next $500 million	0.600%
Next $500 million	0.550%
Over $1.5 billion	0.540%”

2.	In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

AIM INVESTMENT FUNDS (INVESCO INVESTMENT FUNDS)

Attest:	/s/ Peter A. Davidson	By:	/s/ John M. Zerr
	Assistant Secretary		John M. Zerr
Senior Vice President

(SEAL)

INVESCO ADVISERS, INC.

Attest:	/s/ Peter A. Davidson	By:	/s/ John M. Zerr
	Assistant Secretary		John M. Zerr
Senior Vice President

(SEAL)